Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Chaparral Resources, Inc. for the registration of 5,300,000 shares of its common stock of our report dated March 17, 2000, with respect to the consolidated financial statements of Chaparral Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                  ERNST & YOUNG LLP

Houston, Texas
March 31, 2000